UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 11, 2007

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Valley Stream Parkway Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Our Chief Executive Officer and President, Armando Anido, and our Chief Financial Officer, James Fickenscher, will present to various investors in April 2007. A copy of the presentation materials are furnished as Exhibit 99.1 hereto and are incorporated herein by reference. The presentation will first be used during a one-on-one meeting with an investor at 1:00 p.m. Eastern Time on April 11, 2007. Mr. Anido is scheduled to present at 8:35 a.m. Eastern Time on April 12, 2007 at the CIBC World Markets Annual Biotechnology and Specialty Pharmaceuticals Conference (the “Conference”) to be held April 11 through April 12, 2007 at the Millennium Broadway Hotel in New York.

An audio feed of the presentation at the Conference will be simultaneously webcast on Auxilium’s web site at http://www.auxilium.com and archived for future review until on or about April 30, 2007. The presentation materials will also be available on Auxilium’s web site until on or about April 30, 2007.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Presentation materials to be used by Armando Anido, the Company’s Chief Executive Officer and President, and Jim Fickenscher, the Company’s Chief Financial Officer, during presentations in the month of April 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: April 11, 2007	By:	/s/ Jennifer Evans Stacey
Jennifer Evans Stacey, Esq.
Executive Vice President, General Counsel, Human Resources and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Presentation materials to be used by Armando Anido, the Company’s Chief Executive Officer and President, and James Fickenscher, the Company’s Chief Financial Officer, during presentations in the month of April 2007.